EXHIBIT 21.1


                               FRESH AMERICA CORP.
                         LIST OF SUBSIDIARY CORPORATIONS

                                 JANUARY 1, 1999



SUBSIDIARY                                        STATE OF INCORPORATION
----------                                       ------------------------
Fresh America California, Inc.                         Texas

Fresh America Louisiana, Inc.                          Texas

Fresh America Georgia, Inc.                            Texas

Hereford Haven, Inc., d/b/a/ Martin Bros.              Texas

Francisco Acquisition Corp.                            Texas

Fresh America Arizona, Inc.                            Texas

Fresh America Florida, Inc.                            Texas

JNC Acquisition Corp.                                  Pennsylvania

Columbia Marketing Services, Inc.                      Pennsylvania

Eleanor Corporation                                    Pennsylvania

Toronto Corporation                                    Pennsylvania

Sam Perricone Citrus Company                           California

1277649 Ontario Limited                                Ontario, Canada

Ontario Tree Fruits Limited                            Ontario, Canada

Sarfog, Inc.                                           New Jersey

Fosar, Inc.                                            New Jersey

Trio Importing (No. 2) Company, Ltd.                   Ontario, Canada